                                                                 Exhibit 22

                              HADSON CORPORATION


                                                           STATE OF
NAME OF SUBSIDIARY                                       INCORPORATION
------------------                                       -------------
HD Energy Corporation                                       Delaware
Hadson Ecuador, Inc.                                        Oklahoma
Hadson Electric, Inc.                                       Delaware
Hadson Energy Risk Management, Inc.                         Oklahoma
Hadson Financial Corporation                                Delaware
Hadson Foundation                                           Oklahoma
Hadson Fuels, Inc.                                          Oklahoma
Hadson Gas Company                                          Delaware
Hadson Gas Gathering & Processing Co.                       New Mexico
Hadson Gas Marketing Co.                                    Delaware
Hadson Gas Systems, Inc.                                    Oklahoma
Hadson Gas Transmission Company                             Delaware
Llano, Inc.                                                 New Mexico
NMESCO Fuels, Inc.                                          New Mexico
Probe Systems, Inc.                                         California
Ultrasystems Small Power, Incorporated                      California
Western Natural Gas & Transmission Corp.                    Colorado